Exhibit 99.1
OP BANCORP REPORTS NET INCOME FOR THIRD QUARTER 2021
OF $8.3 MILLION AND DILUTED EARNINGS PER SHARE OF $0.54
2021 Third Quarter Highlights compared with 2020 Third Quarter:
•Financial Results:
◦Net income of $8.3 million, up $4.7 million, or 129%
◦Diluted earnings per share of $0.54, up $0.31, or 135%
◦Net interest income of $16.6 million, up $5.2 million, or 45%
◦Reversal of provision for loan losses of $884 thousand, a $2.3 million decrease in provision for loan losses
◦Noninterest income of $3.5 million, up $521 thousand, or 17%
◦Noninterest expense of $9.5 million, up $1.5 million, or 19%
◦Pre-provision net revenue (1) of $10.6 million, up $4.2 million, or 64%
◦Total assets of $1.68 billion, up $340.1 million, or 25%
◦Total loans (2) of $1.33 billion, up $212.1 million, or 19%; Average loans (2) of $1.31 billion, up $246.2 million, or 23%
◦Total deposits of $1.50 billion, up $326.2 million, or 28%; Average deposits of $1.45 billion, up $323.9 million, or 29%
◦Noninterest-bearing deposits to total deposits of 48%, up from 42%
◦Net interest margin of 4.21%, up from 3.66%
◦Return on average equity of 21.30%, up from 10.22%
◦Return on average assets of 2.03%, up from 1.11%
◦Efficiency ratio of 47.28%, an improvement from 55.31%
•Credit Quality:
◦Allowance for loan losses to gross loans of 1.15%, compared to 1.32%
◦Adjusted allowance to gross loans (1) of 1.34%, compared to 1.40%
◦Net loan (recoveries) charge-offs to average gross loans remained minimal at zero percent.
◦Nonperforming loans to gross loans of 0.09%, compared to 0.03%
◦Criticized loans (3) to gross loans of 0.18%, down from 0.63%
•Capital Levels:
◦Quarterly cash dividend of $0.10 per share, a 43% increase from $0.07 per share
◦Capital position remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 12.63%.
◦Book value per common share of $10.48, up 12%
◦Returned $1.5 million of capital to shareholders through cash dividend
___________________________________________________________
(1)    See reconciliation of GAAP to non-GAAP financial measures.
(2)     Includes loans held for sale.
(3)     Includes special mention, substandard, doubtful, and loss categories.

LOS ANGELES, October 28, 2021 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank, today reported its financial results for the third quarter of 2021. Net income for the third quarter of 2021 was $8.3 million, or $0.54 per diluted common share, compared with $6.4 million, or $0.42 per diluted common share, for the second quarter of 2021, and $3.6 million, or $0.23 per diluted common share, for the third quarter of 2020.
Min Kim, President and Chief Executive Officer:
“We demonstrated solid performance in the quarter with net income available to common shareholders of $8.3 million reflecting the benefit of improving overall economic conditions and credit quality. We continued to focus on executing our strategic goals despite the challenging environment across the banking industry. We are pleased with continued strong performance in the growth of our deposits, with a record level of noninterest bearing deposits at 48% of total deposits at quarter end. We are seeing encouraging signs of economic recovery, and customer activities are starting to normalize. We will continue to make investments in technologies to improve our operations. We remain focused on managing risks, especially in cybersecurity, while maintaining safe and sound banking operations.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Selected Income Statement Data:
Net interest income	$16,589	$14,586	$11,419	13.7%	45.3%
(Reversal of) provision for loan losses	(884)	(1,112)	1,399	(20.5)	(163.2)
Noninterest income	3,542	2,220	3,021	59.5	17.2
Noninterest expense	9,519	8,789	7,987	8.3	19.2
Income tax expense	3,246	2,750	1,459	18.0	122.5
Net Income	$8,250	$6,379	$3,595	29.3%	129.5%
Diluted earnings per share	$0.54	$0.42	$0.23	28.6%	134.8%
Selected Balance Sheet Data:
Total loans (1)	$1,326,287	$1,314,262	$1,114,220	0.9%	19.0%
Total deposits	$1,496,406	$1,434,103	$1,170,164	4.3%	27.9%
Total assets	$1,679,911	$1,601,860	$1,339,821	4.9%	25.4%
Average loans (1)	$1,308,338	$1,242,058	$1,062,175	5.3%	23.2%
Average deposits	$1,448,771	$1,348,910	$1,124,835	7.4%	28.8%
Credit Quality:
Nonperforming loans	$1,052	$757	$330	39.0%	218.8%
Net (recoveries) charge-offs to average gross loans (2)	(0.00)%	0.01%	(0.00)%	(0.01)%	0.00%
Allowance for loan losses to gross loans	1.15%	1.18%	1.32%	(0.03)%	(0.17)%
Financial Ratios:
Return on average assets (2)	2.03%	1.68%	1.11%	0.35%	0.92%
Return on average equity (2)	21.30%	17.10%	10.22%	4.20%	11.08%
Net interest margin (2)	4.21%	3.98%	3.66%	0.23%	0.55%
Common equity tier 1 capital ratio	12.63%	12.62%	13.67%	0.01%	(1.04)%
Leverage ratio	9.75%	9.96%	10.85%	(0.21)%	(1.10)%
Efficiency ratio (3)	47.28%	52.30%	55.31%	(5.02)%	(8.03)%
Book value per common share	$10.48	$10.04	$9.36	4.4%	12.0%

(1)Includes loans held for sale.
(2)Annualized.
(3)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Interest Income
Interest income	$17,355	$15,349	$13,016	13.1%	33.3%
Interest expense	766	763	1,597	0.4	(52.0)
Net interest income	$16,589	$14,586	$11,419	13.7%	45.3%

($ in thousands)	For the Three Months Ended
	3Q21			2Q21			3Q20
	Average Balance	Interest	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)
Interest-earning Assets
Loans	$1,308,338	$16,922	5.13%	$1,242,058	$14,971	4.83%	$1,062,175	$12,581	4.72%
Total interest-earning assets	$1,565,697	$17,355	4.40%	$1,468,623	$15,349	4.19%	$1,240,871	$13,016	4.18%
Interest-bearing Liabilities
Interest-bearing deposits	$752,010	$766	0.40%	$733,525	$763	0.42%	$663,870	$1,597	0.96%
Total interest-bearing liabilities	$752,010	$766	0.40%	$736,550	$763	0.42%	$673,871	$1,597	0.94%
Ratios
Net interest Income/interest rate spreads		$16,589	4.00%		$14,586	3.77%		$11,419	3.24%
Net interest margin			4.21%			3.98%			3.66%
Total deposits / cost of deposits	$1,448,771	$766	0.21%	$1,348,910	$763	0.23%	$1,124,835	$1,597	0.56%
Total funding liabilities / cost of funds	$1,448,771	$766	0.21%	$1,351,935	$763	0.23%	$1,134,836	$1,597	0.56%

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield % Change 3Q21 vs.
	3Q21		2Q21		3Q20
	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	2Q21	3Q20
Loan Yield Component
Contractual interest rate	$14,251	4.32%	$13,189	4.26%	$11,715	4.39%	0.06%	(0.07)%
SBA discount accretion	1,584	0.48	1,161	0.38	389	0.15	0.10	0.33
Amortization of net deferred fees	1,249	0.38	618	0.20	393	0.15	0.18	0.23
Amortization of premium	(188)	(0.06)	(170)	(0.06)	—	—	0.00	(0.06)
Net interest recognized on nonaccrual loans	(15)	0.00	37	0.01	48	0.02	(0.01)	(0.02)
Prepayment penalties (2) and other fees	41	0.01	136	0.04	36	0.01	(0.03)	—
Yield on loans	$16,922	5.13%	$14,971	4.83%	$12,581	4.72%	0.30%	0.41%

Amortization of net deferred fees:
PPP forgiveness (3)	$1,006	0.31%	$290	0.09%	$175	0.07%	0.22%	0.24%
Other	243	0.07	328	0.11	218	0.08	(0.04)	(0.01)
Total amortization of net deferred fees	$1,249	0.38%	$618	0.20%	$393	0.15%	0.18%	0.23%

(1)Annualized.
(2)For the three months ended September 30, 2021, there was no prepayment penalty income. In comparison, prepayment penalty income of $116 thousand and $27 thousand for the three months ended June 30, 2021 and September 30, 2020, respectively, are from commercial real estate loans.
(3)As of September 30, 2021, there were unamortized net deferred fees of $2.2 million to be recognized over the estimated life of the loans as a yield adjustment on the loans.

Impact of Loan Purchase on Average Loan Yield and Net Interest Margin
During the second quarter of 2021, the Company purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana Small Business Lending, Inc. (“Hana”). The following table presents impacts of the Hana loan purchase on average loan yield and net interest margin:

($ in thousands)	For the Three Months Ended
	3Q21	2Q21
Hana Loan Purchase:
Contractual interest rate	$1,094	$473
Purchased loan discount accretion	948	381
Other fees	15	6
Total interest income	$2,057	$860

Effect on average loan yield (1)	0.30%	0.13%
Effect on net interest margin (1)	0.30%	0.13%

($ in thousands)	For the Three Months Ended
	3Q21			2Q21			3Q20
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Average loan yield (1)	$1,308,338	$16,922	5.13%	$1,242,058	$14,971	4.83%	$1,062,175	$12,581	4.72%
Adjusted average loan yield excluding purchased loans (1)(2)	$1,222,628	$14,865	4.83%	$1,204,532	$14,111	4.70%	$1,062,175	$12,581	4.72%

Net interest margin (1)	$1,565,697	$16,589	4.21%	$1,468,623	$14,586	3.98%	$1,240,871	$11,419	3.66%
Adjusted interest margin excluding purchased loans (1)(2)	$1,479,987	$14,532	3.91%	$1,431,097	$13,726	3.85%	$1,240,871	$11,419	3.66%

(1)Annualized.
(2)See reconciliation of GAAP to non-GAAP financial measures.

Third Quarter 2021 vs. Second Quarter 2021
Net interest income increased $2.0 million, or 14%, primarily due to higher average loan balance and SBA discount accretion largely resulting from the Hana loan purchase, as well as higher loan fees from PPP forgiveness. Net interest margin was 4.21%, an increase of 23 basis points from 3.98%.
◦An increase of $2.0 million in interest income from loans was primarily due to higher average loan balances and loan yields mainly driven by higher accretion of discounts from the Hana loan purchase, and loan fees from PPP forgiveness.
◦An increase of 23 basis points in net interest margin was primarily driven by a 21 basis point increase in the yield on average interest-earning assets.
◦Average loan yield was 5.13%, an increase of 30 basis points from 4.83%, reflecting higher loan fees from PPP forgiveness and the impact of SBA discount accretion from the Hana loan purchase.
◦Average cost of deposits was 0.21%, a decrease of two basis points from 0.23%.
Third Quarter 2021 vs. Third Quarter 2020
Net interest income increased $5.2 million, or 45%, primarily due to higher average loan balance and lower average cost of deposits. Net interest margin was 4.21%, an increase of 55 basis points from 3.66%.
◦An increase of $4.3 million in interest income from loans was primarily due to average loan growth. Higher discount accretion from the Hana loan purchase and higher loan fees from PPP forgiveness have also contributed to the increase.

◦A decrease of $831 thousand in interest expense from interest-bearing deposits was primarily due to continued downward adjustments in deposit rates.
◦The improvement of 55 basis points in net interest margin was primarily driven by a 54 basis point decrease in the cost of interest-bearing liabilities and a 22 basis point increase in the yield on average interest-earning assets.
◦Average loan yield was 5.13%, an increase of 41 basis points from 4.72%, reflecting higher SBA discount accretions from an increase in loan payoffs and the Hana loan purchase, and higher loan fees from PPP forgiveness, partially offset by the impact of lower interest rates.
◦Average cost of deposits was 0.21%, a decrease of 35 basis points from 0.56%. The decrease in the cost of deposits primarily reflects the impact of lower interest rates and an increase of noninterest bearing deposits in deposit mix.
Provision for loan losses
Third Quarter 2021 vs. Second Quarter 2021
The Company recorded a negative $884 thousand provision for loan losses, compared with a negative $1.1 million provision for loan losses. The change was primarily due to a specific reserve on one SBA loan during the third quarter of 2021, and, to a lesser extent, qualitative factor adjustments compared with second quarter 2021.
Third Quarter 2021 vs. Third Quarter 2020
The Company recorded a negative $884 thousand provision for loan losses, compared with a positive $1.4 million provision for loan losses. The change was primarily due to a continued improvement in the economic outlook.
Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Noninterest income
Service charges on deposits	$409	$393	$334	4.1%	22.5%
Loan servicing fees, net of amortization	599	302	583	98.3	2.7
Gain on sale of loans	2,188	1,210	1,813	80.8	20.7
Other income	346	315	291	9.8	18.9
Total noninterest income	$3,542	$2,220	$3,021	59.5%	17.2%

Third Quarter 2021 vs. Second Quarter 2021
Noninterest income increased $1.3 million, or 60%, primarily due to higher gains on sale of loans and loan servicing fees, net of amortization.
◦Gains on sale of loans were $2.2 million, up $978 thousand from second quarter 2021. The increase was primarily due to higher gain on sale of SBA loans from increased SBA loan sale activity. The Company sold $20.6 million in SBA loans at an average premium of 11.59%, compared with the sale of $10.6 million at an average premium of 11.48%.
◦Loan servicing fees, net of amortization, were $599 thousand, up $297 thousand from second quarter 2021. The increase was primarily due to higher net servicing fee income resulting from purchased loans in the second quarter of 2021 and lower amortization of servicing assets associated with loan payoffs.

Third Quarter 2021 vs. Third Quarter 2020
Noninterest income increased $521 thousand, or 17%, primarily due to higher gains on sale of loans.
◦Gains on sales of loans were $2.2 million, up $375 thousand from third quarter 2020. The increase was mainly driven by higher sales premiums on SBA loans. The Company sold $20.6 million in SBA loans at an average premium of 11.59%, compared with the sale of $24.0 million at an average premium of 9.66%.
Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Noninterest expense
Salaries and employee benefits	$5,724	$5,307	$5,086	7.9%	12.5%
Occupancy and equipment	1,326	1,234	1,266	7.5	4.7
Data processing and communication	448	467	424	(4.1)	5.7
Professional fees	308	303	287	1.7	7.3
FDIC insurance and regulatory assessments	146	123	112	18.7	30.4
Promotion and advertising	175	176	81	(0.6)	116.0
Directors’ fees	183	128	147	43.0	24.5
Foundation donation and other contributions	842	640	360	31.6	133.9
Other expenses	367	411	224	(10.7)	63.8
Total noninterest expense	$9,519	$8,789	$7,987	8.3%	19.2%

Third Quarter 2021 vs. Second Quarter 2021
Noninterest expense increased $730 thousand, or 8%, primarily due to higher salaries and employee benefits, and foundation donation and other contributions.
◦Salaries and employee benefits were $5.7 million, up $417 thousand from second quarter 2021. The increase was primarily due to lower deferred loan origination costs, partially offset by lower incentive and vacation accruals. Deferred loan origination costs were $473 thousand compared with $1.3 million.
◦Foundation donation and other contributions were $842 thousand, up $202 thousand from second quarter 2021. The increase was primarily due to higher donation accruals for Open Stewardship Foundation as a result of higher net income compared to second quarter 2021.
Third Quarter 2021 vs. Third Quarter 2020
Noninterest expense increased $1.5 million, or 19%, primarily due to higher salaries and employee benefits, and foundation donation and other contributions.
◦Salaries and employee benefits were $5.7 million, up $638 thousand from third quarter 2020. The increase was primarily due to an increase in the number of employees to support continued growth of the Company and higher SBA incentive expense, partially offset by lower incentive accruals.
◦Foundation donation and other contributions were $842 thousand, up $482 thousand from third quarter 2020. The increase was primarily due to higher donation accruals for Open Stewardship Foundation as a result of higher net income compared to third quarter 2020.

Income Tax Expense
Third Quarter 2021 vs. Second Quarter 2021
Income tax expense was $3.2 million, and the effective tax rate was 28%, compared to income tax expense of $2.8 million and the effective rate of 30% for second quarter 2021.
Third Quarter 2021 vs. Third Quarter 2020
Income tax expense was $3.2 million, and the effective tax rate was 28%, compared to income tax expense of $1.5 million and the effective rate of 29% for third quarter 2020.
BALANCE SHEET HIGHLIGHTS
Loans

($ in thousands)	As of			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Real estate loans	$688,430	$684,082	$640,281	0.6%	7.5%
SBA loans (1)	303,625	338,751	213,678	(10.4)	42.1
C & I loans	123,422	102,562	91,814	20.3	34.4
Home mortgage loans	115,255	119,319	125,656	(3.4)	(8.3)
Consumer & other loans	1,089	1,152	1,361	(5.5)	(20.0)
Total gross loans	$1,231,821	$1,245,866	$1,072,790	(1.1)%	14.8%

(1)Includes PPP loans of $69.3 million, $103.9 million and $64.6 million as of September 30, 2021, June 30, 2021 and September 30, 2020, respectively.
The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Real estate loans	$27,671	$51,107	$39,476	(45.9)%	(29.9)%
SBA loans (1)	57,541	76,535	77,479	(24.8)	(25.7)
C & I loans	35,279	40,771	10,458	(13.5)	237.3
Home mortgage loans	13,437	13,262	12,835	1.3	4.7
Total gross loans	$133,928	$181,675	$140,248	(26.3)%	(4.5)%

(1)For the three months ended September 30, 2021, there were no new PPP originations. In comparison, it includes PPP loans of $13.9 million and $1.3 million for the three months ended June 30, 2021 and September 30, 2020, respectively.
Third Quarter 2021 vs. Second Quarter 2021

Gross loan balances were $1.23 billion at September 30, 2021, down $14.0 million from June 30, 2021, primarily due to PPP forgiveness, partially offset by an increase in C&I Loans. During third quarter 2021, $36.1 million of PPP loans outstanding were forgiven by the Small Business Administration. Excluding PPP loans, gross loans grew by $20.6 million, or 2%. New loan originations and loan payoffs were $133.9 million and $84.8 million for third quarter 2021, compared with $181.7 million and $83.2 million for second quarter 2021, respectively.

Third Quarter 2021 vs. Third Quarter 2020
Gross loan balances were $1.23 billion at September 30, 2021, up $159.0 million from September 30, 2020, primarily due to the Hana loan purchase during second quarter 2021 and broad-based growth in real estate and C&I loans. For the nine months ended September 30, 2021, $88.8 million of PPP loans outstanding were forgiven by the Small Business Administration. New loan originations and loan payoffs were $133.9 million and $84.8 million for third quarter 2021, compared with $140.2 million and $47.1 million for third quarter 2020, respectively.
Deposits

($ in thousands)	As of						% Change 3Q21 vs.
	3Q21		2Q21		3Q20
	Amount	%	Amount	%	Amount	%	2Q21	3Q20
Noninterest-bearing deposits	$713,141	47.6%	$668,244	46.6%	$488,815	41.7%	6.7%	45.9%
Money market deposits and others	351,186	23.5	386,612	27.0	339,981	29.1	(9.2)	3.3
Time deposits	432,079	28.9	379,247	26.4	341,368	29.2	13.9	26.6
Total deposits	$1,496,406	100.0%	$1,434,103	100.0%	$1,170,164	100.0%	4.3%	27.9%

Third Quarter 2021 vs. Second Quarter 2021
Deposit balances were $1.50 billion at September 30, 2021, up $62.3 million from June 30, 2021, primarily driven by growth in time and noninterest-bearing deposits, partially offset by a decrease in money market. Noninterest-bearing deposits reached a record $713.1 million or 48% of total deposits as of September 30, 2021, up from $668.2 million or 47% as of June 30, 2021. Deposit growth was primarily due to continued addition of new customers and increased balances of existing customer accounts reflecting excess liquidity in the sustained low rate environment.
Third Quarter 2021 vs. Third Quarter 2020
Deposit balances were $1.50 billion at September 30, 2021, up $326.2 million from September 30, 2020, primarily driven by growth in noninterest-bearing and time deposits. Noninterest-bearing deposits were $713.1 million or 48% of total deposits, up from $488.8 million or 42% of total deposits as of September 30, 2020. Deposit growth was primarily driven by continued customer preferences for liquidity given the sustained economic uncertainty associated with the COVID-19 pandemic.
Capital and Cash Dividend

	Basel III
	OP Bancorp	Open Bank	Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer (1)
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.81%	13.60%	10.00%	10.50%
Tier 1 risk-based capital ratio	12.63%	12.42%	8.00%	8.50%
Common equity tier 1 ratio	12.63%	12.42%	6.50%	7.00%
Leverage ratio	9.75%	9.58%	5.00%	4.00%

(1)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus to executive officers.

($ in thousands)	Basel III			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.81%	13.87%	14.93%	(0.06)%	(1.12)%
Tier 1 risk-based capital ratio	12.63%	12.62%	13.67%	0.01%	(1.04)%
Common equity tier 1 ratio	12.63%	12.62%	13.67%	0.01%	(1.04)%
Leverage ratio	9.75%	9.96%	10.85%	(0.21)%	(1.10)%
Risk-weighted Assets	$1,251,867	$1,198,373	$1,025,241	4.46%	22.10%

Capital ratios remained strong during the quarter. Our CET1 and total risk-based capital ratios were 12.63% and 13.81% as of September 30, 2021, respectively, down from a year ago due to year-over-year asset growth.
The Company’s Board of Directors has declared a quarterly cash dividend of $0.10 per share of its common stock. The cash dividend is payable on or about November 25, 2021 to all shareholders of record as of the close of business on November 11, 2021.
The Company did not repurchase any shares during third quarter 2021. Since the announcement of the initial stock repurchase program in January 2019, the Company has repurchased a total of 1.57 million shares of its common stock at an average repurchase price of $8.58 per share through September 30, 2021.

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Nonperforming loans	$1,052	$757	$330	39.0%	218.8%
OREO	—	—	—	—	—
Total nonperforming assets	$1,052	$757	$330	39.0%	218.8%

Nonperforming loans to gross loans	0.09%	0.06%	0.03%	0.03%	0.06%
Nonperforming assets to total assets	0.06%	0.05%	0.02%	0.01%	0.04%

Criticized (1) Loan:
Special mention loans	$—	$1,790	$4,664	(100.0)%	(100.0)%
Classified loans (2)	2,191	6,553	2,106	(66.6)%	4.0%
Total criticized loans	$2,191	$8,343	$6,770	(73.7)%	(67.6)%

Criticized (1) loans to gross loans	0.18%	0.67%	0.63%	(0.49)%	(0.45)%
Classified loans (2) to gross loans	0.18%	0.53%	0.20%	(0.35)%	(0.02)%

Allowance for loan losses, beginning	$14,687	$15,339	$12,764	(4.3)%	15.1%
(Reversal of) provision for loan losses (3)	(557)	(625)	1,399	(10.9)	(139.8)
Gross charge-offs	—	(27)	—	(100.0)	—
Gross recoveries	4	—	1	100.0	300.0
Allowance for loan losses, ending (4)	$14,134	$14,687	$14,164	(3.8)%	(0.2)%

Allowance for loan losses ratios:
As a % of gross loans	1.15%	1.18%	1.32%	(0.03)%	(0.17)%
As an adjusted of gross loans (5)	1.34%	1.46%	1.40%	(0.12)%	(0.06)%
As a % of nonperforming loans	1,344%	1,940%	4,295%	(597)%	(2951)%
As a % of nonperforming assets	1,344%	1,940%	4,295%	(597)%	(2951)%
Net (recoveries)charge-offs to average gross loans	(0.00)%	0.01%	(0.00)%	(0.01)%	0.00%

(1)Includes special mention, substandard, doubtful and loss categories.
(2)Includes substandard, doubtful and loss categories.
(3)Excludes (reversal of) provision for uncollectible accrued interest receivable of $(327) thousand and $(487) thousand for the three months ended September 30, 2021 and June 30, 2021, respectively. In comparison, there was no provision for uncollectible accrued interest receivable for the three months ended September 30, 2020.
(4)Excludes allowance for uncollectible accrued interest receivable of $465 thousand and $792 thousand as of September 30, 2021 and June 30, 2021, respectively. In comparison, there was no allowance for uncollectible accrued interest receivable as of September 30, 2020.
(5)See the Reconciliation of GAAP to NON-GAAP Financial Measures.
Overall, the Company maintained solid asset quality with low levels of nonperforming loans and net charge-offs. Nonperforming assets and criticized loans remained below our historical norms, a true reflection of our conservative credit culture and expertise in the industries we serve. Our allowance remained strong with an adjusted allowance to gross loans ratio of 1.34%. We expect economic growth over the remainder of the year; however, we remain vigilant given potential impacts on our customers from supply chain and labor constraints as well as COVID variants.

◦Allowance for loan losses decreased $30 thousand to $14.1 million from a year ago. Excluding the impacts of the purchased Hana loans, PPP loans, and the allowance for uncollectible accrued interest receivable, adjusted allowance to gross loans ratio was 1.34% as of September 30, 2021.
◦Criticized loans decreased by $4.6 million or 68% from a year ago, and the criticized loans ratio improved by 45 basis points, primarily due to a $3.9 million payoff in one C&I relationship, as well as improvement in the credit risk ratings of SBA loans. Criticized loans are generally consistent with the Special Mention, Substandard, Doubtful and Loss categories defined by regulatory authorities.
◦Nonperforming assets increased $722 thousand to $1.1 million, or 0.06% of total assets from a year ago. The increase in nonperforming assets was primarily due to SBA loans that were placed on nonaccrual in 2021. The Company did not have OREO as of both September 30, 2021 and 2020.
◦Net recoveries were $4 thousand or 0.00% of average loans compared to net recoveries of $1 thousand, or 0.00% of average loans for third quarter 2020.
COVID-19 Pandemic Update

($ in thousands)	Total deferments under the CARES Act through September 30, 2021		Payment resumed or paid off through September 30, 2021		Remaining deferments as of September 30, 2021
	Number of accounts	Balance	Number of accounts	Balance	Number of accounts	Balance
Loan Type
Loans, excluding home mortgage and consumer loans	156	$220,522	152	$213,774	4	$6,748
Home mortgage loans	69	30,205	69	30,205	—	—
Total	225	$250,727	221	$243,979	4	$6,748

Total outstanding balance of loans remaining in deferment status as of September 30, 2021, represented 0.5% of the total loan portfolio.
The Company continue to carefully monitor the trajectory of the economic recovery, which could be impacted by the emergence of new variants and continued spread of COVID-19. In addition, we continue to support our clients, employees, and communities.

Since the PPP’s inception through September 30, 2021, we have funded $154.5 million, and $88.8 million of principal forgiveness has been provided on qualifying PPP loans. There were no new PPP loans during the third quarter of 2021.
Reconciliation of GAAP to Non-GAAP Financial Measures
In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.
Pre-provision net revenue removes provision for loan losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.
During the second quarter of 2021, the Company purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended September 30, 2021 and June 30, 2021 excluded the impacts of contractual interest and discount accretion of the purchased loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.
Adjusted allowance to gross loans ratio removes the impacts of purchased loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

($ in thousands)		For the Three Months Ended
		3Q21	2Q21	3Q20
Interest income		$17,355	$15,349	$13,016
Interest expense		766	763	1,597
Net interest income		16,589	14,586	11,419
Noninterest income		3,542	2,220	3,021
Noninterest expense		9,519	8,789	7,987
Pre-provision net revenue	(a)	$10,612	$8,017	$6,453
Reconciliation to Net Income:
(Reversal of) provision for loan losses	(b)	$(884)	$(1,112)	$1,399
Income tax expense	(c)	3,246	2,750	1,459
Net Income	(a) + (b) + (c)	$8,250	$6,379	$3,595

($ in thousands)		For the Three Months Ended
		3Q21	2Q21	3Q20
Yield on Average Loans
Interest income on loans		$16,922	$14,971	$12,581
Less: interest income on purchased loans		2,057	860	—
Adjusted interest income on loans	(a)	$14,865	$14,111	$12,581

Average loans		$1,308,338	$1,242,058	$1,062,175
Less: Average purchased loans		85,710	37,526	—
Adjusted average loans	(b)	$1,222,628	$1,204,532	$1,062,175

Average loan yield (1)		5.13%	4.83%	4.72%
Effect on average loan yield (1)		0.30	0.13	—
Adjusted average loan yield (1)	(a)/(b)	4.83%	4.70%	4.72%

Net Interest Margin
Net interest income		$16,589	$14,586	$11,419
Less: interest income on purchased loans		2,057	860	—
Adjusted net interest income	(c)	$14,532	$13,726	$11,419

Average interest-earning assets		$1,565,697	$1,468,623	$1,240,871
Less: Average purchased loans		85,710	37,526	—
Adjusted average interest-earning assets	(d)	$1,479,987	$1,431,097	$1,240,871

Net interest margin (1)		4.21%	3.98%	3.66%
Effect on net interest margin (1)		0.30	0.13	—
Adjusted net interest margin (1)	(c)/(d)	3.91%	3.85%	3.66%

(1)Annualized.

($ in thousands)		As of
		3Q21	2Q21	3Q20
Gross loans		$1,231,821	$1,245,866	$1,072,790
Less: Purchased loans		(83,025)	(88,438)	—
PPP loans (1)		(64,574)	(97,673)	(64,634)
Adjusted gross loans	(a)	$1,084,222	$1,059,755	$1,008,156

Accrued interest receivable on loans		$3,659	$3,179	$4,689
Less: Accrued interest receivable on purchased loans		(375)	(290)	—
Accrued interest receivable on PPP loans (2)		(416)	(461)	(280)
Add: Allowance on accrued interest receivable		465	792	—
Adjusted accrued interest receivable on loans	(b)	$3,333	$3,220	$4,409

Adjusted gross loans and accrued interest receivable	(a) + (b) = (c)	$1,087,555	$1,062,975	$1,012,565

Allowance for loan losses		$14,134	$14,687	$14,164
Add: Allowance on accrued interest receivable		465	792	—
Adjusted Allowance	(d)	$14,599	$15,479	$14,164

Adjusted allowance to gross loans ratio	(d)/(c)	1.34%	1.46%	1.40%

(1)Excludes purchased PPP loans of $4.7 million and $6.3 million as of September 30, 2021 and June 30, 2021, respectively.
(2)Excludes purchased accrued interest receivable on PPP loans of $30 thousand and $26 thousand as of September 30, 2021 and June 30, 2021, respectively.
About OP Bancorp
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with nine full branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas. The Bank also has four loan production offices in Atlanta, Georgia, Aurora, Colorado, and Lynnwood and Seattle, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com Member FDIC, Equal Housing Lender.
Cautionary Note Regarding Forward-Looking Statements
Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the uncertainties related to the coronavirus pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2020 and in our other subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

Consolidated Balance Sheet (unaudited)
($ in thousands)

	As of			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Assets
Cash and cash equivalents	$188,145	$128,687	$87,888	46.2%	114.1%
Available-for-sale debt securities, at fair value	102,535	111,832	93,482	(8.3)	9.7
Other investments	11,025	11,028	10,097	0.0	9.2
Loans held for sale	94,466	68,396	41,430	38.1	128.0
Real estate loans	688,430	684,082	640,281	0.6	7.5
SBA loans (1)	303,625	338,751	213,678	(10.4)	42.1
C & I loans	123,422	102,562	91,814	20.3	34.4
Home mortgage loans	115,255	119,319	125,656	(3.4)	(8.3)
Consumer & other loans	1,089	1,152	1,361	(5.5)	(20.0)
Gross loans, net of unearned income	1,231,821	1,245,866	1,072,790	(1.1)	14.8
Allowance for loan losses	(14,134)	(14,687)	(14,164)	(3.8)	(0.2)
Net loans receivable	1,217,687	1,231,179	1,058,626	(1.1)	15.0
Premises and equipment, net	4,199	4,271	4,756	(1.7)	(11.7)
Accrued interest receivable, net	3,931	3,469	4,968	13.3	(20.9)
Servicing assets	12,389	12,903	7,222	(4.0)	71.5
Company owned life insurance	11,070	11,005	10,815	0.6	2.4
Deferred tax assets	5,247	4,861	3,911	7.9	34.2
Operating right-of-use assets	9,270	6,065	7,151	52.8	29.6
Other assets	19,947	8,164	9,475	144.3	110.5
Total assets	$1,679,911	$1,601,860	$1,339,821	4.9%	25.4%

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$713,141	$668,244	$488,815	6.7%	45.9%
Money market deposits and others	351,186	386,612	339,981	(9.2)	3.3
Time deposits over $250,000	209,091	193,704	194,630	7.9	7.4
Other time deposits	222,988	185,543	146,738	20.2	52.0
Total deposits	1,496,406	1,434,103	1,170,164	4.3	27.9
Federal Home Loan Bank advances	—	—	10,000	—	(100.0)
Accrued interest payable	575	608	1,355	(5.4)	(57.6)
Operating lease liabilities	10,703	7,567	8,857	41.4	20.8
Other liabilities	13,603	7,620	7,896	78.5	72.3
Total liabilities	1,521,287	1,449,898	1,198,272	4.9	27.0

Common stock	78,718	78,718	79,600	0.0	(1.1)
Additional paid-in capital	8,491	8,324	8,382	2.0	1.3
Retained earnings	71,436	64,700	52,590	10.4	35.8
Accumulated other comprehensive income (loss)	(21)	220	977	(109.5)	(102.1)
Total shareholders' equity	158,624	151,962	141,549	4.4	12.1
Total Liabilities and Shareholders' Equity	$1,679,911	$1,601,860	$1,339,821	4.9%	25.4%

(1)Includes SBA Paycheck Protection Program (“PPP”) loans of $69.3 million, $103.9 million and $64.6 million as of September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

Consolidated Statements of Income (unaudited)
($ in thousands, except share and per share data)

	For the Three Months Ended			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Interest income
Interest and fees on loans	$16,922	$14,971	$12,581	13.0%	34.5%
Interest on available-for-sale debt securities	269	218	319	23.4	(15.7)
Other interest income	164	160	116	2.5	41.4
Total interest income	17,355	15,349	13,016	13.1	33.3
Interest expense
Interest on deposits	766	763	1,597	0.4	(52.0)
Total interest expense	766	763	1,597	0.4	(52.0)
Net interest income	16,589	14,586	11,419	13.7	45.3
(Reversal of) provision for loan losses	(884)	(1,112)	1,399	(20.5)	(163.2)
Net interest income after (reversal of) provision for loan losses	17,473	15,698	10,020	11.3	74.4
Noninterest income
Service charges on deposits	409	393	334	4.1	22.5
Loan servicing fees, net of amortization	599	302	583	98.3	2.7
Gain on sale of loans	2,188	1,210	1,813	80.8	20.7
Other income	346	315	291	9.8	18.9
Total noninterest income	3,542	2,220	3,021	59.5	17.2
Noninterest expense
Salaries and employee benefits	5,724	5,307	5,086	7.9	12.5
Occupancy and equipment	1,326	1,234	1,266	7.5	4.7
Data processing and communication	448	467	424	(4.1)	5.7
Professional fees	308	303	287	1.7	7.3
FDIC insurance and regulatory assessments	146	123	112	18.7	30.4
Promotion and advertising	175	176	81	(0.6)	116.0
Directors’ fees	183	128	147	43.0	24.5
Foundation donation and other contributions	842	640	360	31.6	133.9
Other expenses	367	411	224	(10.7)	63.8
Total noninterest expense	9,519	8,789	7,987	8.3	19.2
Income before income tax expense	11,496	9,129	5,054	25.9	127.5
Income tax expense	3,246	2,750	1,459	18.0	122.5
Net income	$8,250	$6,379	$3,595	29.3%	129.5%

Book value per share	$10.48	$10.04	$9.36	4.4%	12.0%
Basic EPS	$0.54	$0.42	$0.23	28.6%	134.8%
Diluted EPS	$0.54	$0.42	$0.23	28.6%	134.8%

Shares of common stock outstanding	15,133,407	15,133,407	15,126,270	—%	0.0%
Weighted Average Shares:
- Basic	15,133,407	15,056,484	15,148,833	0.5%	(0.1)%
- Diluted	15,200,613	15,129,451	15,182,733	0.5%	0.1%

Key Ratios

	As of and For the Three Months Ended			% Change 3Q21 vs.
	3Q21	2Q21	3Q20	2Q21	3Q20
Return on average assets (ROA) (1)	2.03%	1.68%	1.11%	0.35%	0.92%
Return on average equity (ROE) (1)	21.30%	17.10%	10.22%	4.20%	11.08%
Net interest margin (1)	4.21%	3.98%	3.66%	0.23%	0.55%
Efficiency ratio	47.28%	52.30%	55.31%	(5.02)%	(8.03)%

Total risk-based capital ratio (2)	13.81%	13.87%	14.93%	(0.06)%	(1.12)%
Tier 1 risk-based capital ratio (2)	12.63%	12.62%	13.67%	0.01%	(1.04)%
Common equity tier 1 ratio (2)	12.63%	12.62%	13.67%	0.01%	(1.04)%
Leverage ratio (2)	9.75%	9.96%	10.85%	(0.21)%	(1.10)%

(1)Annualized.
(2)The Company’s September 30, 2021 regulatory capital ratios are preliminary.

Consolidated Statements of Income (unaudited)
($ in thousands, except share and per share data)

	For the Nine Months Ended
	3Q21	3Q20	% change
Interest income
Interest and fees on loans	$45,177	$38,823	16.4%
Interest on available-for-sale debt securities	723	920	(21.4)
Other interest income	436	538	(19.0)
Total interest income	46,336	40,281	15.0
Interest expense
Interest on deposits	2,406	7,098	(66.1)
Total interest expense	2,406	7,098	(66.1)
Net interest income	43,930	33,183	32.4
(Reversal of) provision for loan losses	(1,376)	4,130	(133.3)
Net interest income after (reversal of) provision for loan losses	45,306	29,053	55.9
Noninterest income
Service charges on deposits	1,157	1,063	8.8
Loan servicing fees, net of amortization	1,432	1,489	(3.8)
Gain on sale of loans	5,280	3,904	35.2
Other income	859	923	(6.9)
Total noninterest income	8,728	7,379	18.3
Noninterest expense
Salaries and employee benefits	15,693	14,505	8.2
Occupancy and equipment	3,795	3,737	1.6
Data processing and communication	1,363	1,247	9.3
Professional fees	925	836	10.6
FDIC insurance and regulatory assessments	401	334	20.1
Promotion and advertising	528	405	30.4
Directors’ fees	427	603	(29.2)
Foundation donation and other contributions	1,989	935	112.7
Other expenses	1,153	926	24.5
Total noninterest expense	26,274	23,528	11.7
Income before income tax expense	27,760	12,904	115.1
Income tax expense	8,054	3,594	124.1
Net income	$19,706	$9,310	111.7%

Book value per share	$10.48	$9.36	12.0%
Basic EPS	$1.29	$0.60	115.0%
Diluted EPS	$1.29	$0.60	115.0%

Shares of common stock outstanding	15,133,407	15,126,270	0.0%
Weighted Average Shares:
- Basic	15,071,327	15,235,617	(1.1)%
- Diluted	15,133,573	15,284,190	(1.0)%

Key Ratios

	As of and For the Nine Months Ended
	3Q21	3Q20	% Change
Return on average assets (ROA) (1)	1.73%	1.00%	0.73%
Return on average equity (ROE) (1)	17.55%	8.88%	8.67%
Net interest margin (1)	4.01%	3.71%	0.30%
Efficiency ratio	49.90%	58.00%	(8.10)%

Total risk-based capital ratio (2)	13.81%	14.93%	(1.12)%
Tier 1 risk-based capital ratio (2)	12.63%	13.67%	(1.04)%
Common equity tier 1 ratio (2)	12.63%	13.67%	(1.04)%
Leverage ratio (2)	9.75%	10.85%	(1.10)%

(1)Annualized.
(2)The Company’s September 30, 2021 regulatory capital ratios are preliminary.
Asset Quality

($ in thousands)	As of and For the Three Months Ended
	3Q21	2Q21	3Q20
Nonaccrual Loans	$1,052	$757	$—
Loans 90 days or more past due, accruing	—	—	—
Accruing restructured loans	—	—	330
Nonperforming loans	1,052	757	330
Other real estate owned (“OREO”)	—	—	—
Nonperforming assets	$1,052	$757	$330

Criticized loans (1) by loan type:
SBA loans	$1,871	$3,681	$1,677
C & I loans	320	4,662	5,093
Home mortgage loans	—	—	—
Total criticized loans (1)	$2,191	$8,343	$6,770

Nonperforming assets/total assets	0.06%	0.05%	0.02%
Nonperforming assets/gross loans plus OREO	0.09%	0.06%	0.03%
Nonperforming loans/gross loans	0.09%	0.06%	0.03%
Allowance for loan losses/nonperforming loans	1,344%	1,940%	4,295%
Allowance for loan losses/nonperforming assets	1,344%	1,940%	4,295%
Allowance for loan losses/gross loans	1.15%	1.18%	1.32%
Criticized loans (1) /gross loans	0.18%	0.67%	0.63%

Net (recoveries) charge-offs	$(4)	$27	$(1)
Net (recoveries) charge-offs to average gross loans (2)	(0.00)%	0.01%	(0.00)%

(1)Consists of special mention, substandard, doubtful and loss categories.
(2)Annualized.

($ in thousands)	3Q21	2Q21	3Q20
Accruing delinquent loans 30-89 days past due:
30-59 days	$263	$41	$600
60-89 days	1,064	—	—
Total	$1,327	$41	$600

Average Balance Sheet, Interest and Yield/Rate Analysis
($ in thousands)

	For the Three Months Ended
	3Q21			2Q21			3Q20
	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Federal funds sold and other investments	$148,350	$164	0.44%	$117,605	$160	0.54%	$93,827	$116	0.49%
Available-for-sale debt securities, at fair value	109,009	269	0.99	108,960	218	0.80	84,869	319	1.51
Total investments	257,359	433	0.67	226,565	378	0.67	178,696	435	0.97
Real estate loans	678,642	7,680	4.49	670,224	7,725	4.62	630,255	7,461	4.71
SBA loans	403,279	6,835	6.72	346,702	4,816	5.57	219,183	2,719	4.94
C & I loans	107,614	1,074	3.96	101,362	983	3.89	89,103	847	3.78
Home mortgage loans	117,825	1,317	4.47	122,588	1,431	4.67	122,222	1,531	5.01
Consumer & other loans	978	16	6.49	1,182	16	5.30	1,412	23	6.43
Loans (2)	1,308,338	16,922	5.13	1,242,058	14,971	4.83	1,062,175	12,581	4.72
Total interest-earning assets	1,565,697	17,355	4.40	1,468,623	15,349	4.19	1,240,871	13,016	4.18
Noninterest-earning assets	57,160			49,691			52,145
Total assets	$1,622,857			$1,518,314			$1,293,016

Interest-bearing liabilities:
Money market deposits and others	$368,507	$299	0.32%	$366,922	$281	0.31%	$298,942	$394	0.52%
Time deposits	383,503	467	0.48	366,603	482	0.53	364,928	1,203	1.31
Total interest-bearing deposits	752,010	766	0.40	733,525	763	0.42	663,870	1,597	0.96
Borrowings	—	—	—	3,025	—	—	10,001	—	—
Total interest-bearing liabilities	752,010	766	0.40	736,550	763	0.42	673,871	1,597	0.94

Noninterest-bearing liabilities:
Noninterest-bearing deposits	696,761			615,385			460,965
Other noninterest-bearing liabilities	19,169			17,119			17,507
Total noninterest-bearing liabilities	715,930			632,504			478,472
Shareholders’ equity	154,917			149,260			140,673
Total liabilities and shareholders’ equity	$1,622,857			$1,518,314			$1,293,016

Net interest income / interest rate spreads		$16,589	4.00%		$14,586	3.77%		$11,419	3.24%
Net interest margin			4.21%			3.98%			3.66%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,448,771	$766	0.21%	$1,348,910	$763	0.23%	$1,124,835	$1,597	0.56%
Total funding liabilities / cost of funds	$1,448,771	$766	0.21%	$1,351,935	$763	0.23%	$1,134,836	$1,597	0.56%

(1)Annualized.
(2)Includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis
($ in thousands)

	For the Nine Months Ended
	3Q21			3Q20
	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Federal funds sold and other investments	$121,947	$436	0.47%	$90,733	$538	0.78%
Available-for-sale debt securities, at fair value	103,699	723	0.93	66,752	920	1.84
Total investments	225,646	1,159	0.68	157,485	1,458	1.23
Real estate loans	667,547	22,870	4.58	634,178	23,159	4.88
SBA loans	339,968	14,931	5.87	182,842	8,001	5.84
C & I loans	108,402	3,129	3.86	94,455	3,044	4.30
Home mortgage loans	122,008	4,200	4.59	121,332	4,521	4.97
Consumer & other loans	1,115	47	5.61	2,362	98	5.61
Loans (2)	1,239,040	45,177	4.87	1,035,169	38,823	5.01
Total interest-earning assets	1,464,686	46,336	4.23	1,192,654	40,281	4.51
Noninterest-earning assets	53,093			50,065
Total assets	$1,517,779			$1,242,719

Interest-bearing liabilities:
Money market deposits and others	$357,525	$851	0.32%	$300,356	$1,835	0.82%
Time deposits	370,715	1,555	0.56	407,625	5,263	1.72
Total interest-bearing deposits	728,240	2,406	0.44	707,981	7,098	1.34
Borrowings	2,657	—	—	4,688	—	—
Total interest-bearing liabilities	730,897	2,406	0.44	712,669	7,098	1.33

Noninterest-bearing liabilities:
Noninterest-bearing deposits	619,437			372,390
Other noninterest-bearing liabilities	17,726			17,929
Total noninterest-bearing liabilities	637,163			390,319
Shareholders’ equity	149,719			139,731
Total liabilities and shareholders’ equity	$1,517,779			$1,242,719

Net interest income / interest rate spreads		$43,930	3.79%		$33,183	3.18%
Net interest margin			4.01%			3.71%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,347,677	$2,406	0.24%	$1,080,371	$7,098	0.88%
Total funding liabilities / cost of funds	$1,350,334	$2,406	0.24%	$1,085,059	$7,098	0.87%

(1)Annualized.
(2)Includes loans held for sale.

Loan Portfolio Breakdown by Industry, excluding home mortgage and consumer loans

($ in thousands)	As of September 30, 2021
Industry	Number of accounts	% of total	Balance	% of total
Hotel / motel	279	9.3%	$205,018	16.9%
Personal and laundry services	162	5.4	25,226	2.1
Wholesale	246	8.2	70,115	5.8
Food services / restaurant	425	14.2	49,457	4.1
Real estate lessor	242	8.1	407,290	33.7
Gas station	251	8.4	189,515	15.6
Other	1,388	46.4	263,322	21.8
Total (1)	2,993	100.0%	$1,209,943	100.0%

(1)Includes loans held for sale.
Loan Deferment Summary by Industry, excluding home mortgage and consumer loans

($ in thousands)	As of September 30, 2021
	Number of accounts			Loan balance
Industry	Number of accounts	% of deferment	% of total loans	Balance	% of deferment	% of total loans
Hotel / motel	2	50.0%	0.7%	$5,311	78.7%	2.6%
Personal and laundry services	1	25.0	0.6	963	14.3	3.8
Wholesale	1	25.0	0.4	474	7.0	0.7
Total	4	100.0%	0.1%	$6,748	100.0%	0.6%

Loan Deferment Summary by Loan Type

($ in thousands)	As of September 30, 2021
	Number of accounts			Loan balance
Loan Type	Number of accounts	% of deferment	% of total loans	Balance	% of deferment	% of total loans
Real estate loans	3	75.0%	0.3%	$6,274	93.0%	0.6%
C & I loans	1	25.0	0.1	474	7.0	0.2
Loans, excluding home mortgage and consumer loans	4	100.0	0.1	6,748	100.0	0.6
Home mortgage loans	—	—	—	—	—	—
Total	4	100.0%	0.1%	$6,748	100.0%	0.5%

Loan Deferment Status Change by Loan Type

($ in thousands)	Total deferments under the CARES Act through September 30, 2021		Payment resumed or paid off through September 30, 2021		Remaining deferments as of September 30, 2021
Loan Type	Number of accounts	Balance	Number of accounts	Balance	Number of accounts	Balance
Loans, excluding home mortgage and consumer loans	156	$220,522	152	$213,774	4	$6,748
Home mortgage loans	69	30,205	69	30,205	—	—
Total	225	$250,727	221	$243,979	4	$6,748